COLLATERALIZED BONDS
                                       OF
                     ZIEGLER COLLATERALIZED SECURITIES, INC.

                                 TERMS AGREEMENT

                                     Dated:               September 15, 1995


   To:       Ziegler Collateralized Securities, Inc.

   Re:       Underwriting Agreement dated December 1, 1991, as amended
             ("Agreement")

   Series Designation: Series 6

   Terms of the Bonds and Underwriting Compensation:

                           Original
          Stated           Principal
         Maturity           Amount         Interest Rate   Price Public/1

    September 1, 1996     $1,400,000           6.00%         $1,400,000
    March 1, 1997         $  795,000           6.25%         $  795,000
    September 1, 1997     $  795,000           6.25%         $  795,000
    March 1, 1998         $  810,000           6.50%         $  810,000
    September 1, 1998     $  810,000           6.50%         $  810,000
    March 1, 1999         $  808,000           6.75%         $  808,000
    September 1, 1999     $  807,000           6.75%         $  807,000
    March 1, 2000         $  433,000           7.00%         $  433,000
    September 1, 2000     $  432,000           7.00%         $  432,000
    March 1, 2001         $  110,000           7.00%         $  110,000

   1    Plus accrued interest from September 1, 1995.


   Collateral:         The Pooled Assets as described in Appendix A hereto.

   Interest Payment Date:   March 1 and September 1, commencing March 1,
                            1996.

   Purchase Price:     The purchase price payable by the Underwriter for the
                       Bonds covered by this Agreement will be 97.50% of the principal amount to be issued ("Purchase Price").

   Rating:        The Bonds will be rated BBB by Duff & Phelps, Inc.

   Closing Date and Location:    September 19, 1995 ("Closing Date") at the
                                 Offices of M&I First National Bank, West
                                 Bend, Wisconsin.

             The Appendix hereto is incorporated herein by reference and made a part hereof.

                                 B.C. ZIEGLER AND COMPANY



                                 By:/s/ Peter D. Ziegler
                                     Peter D. Ziegler, President

   Accepted:

   ZIEGLER COLLATERALIZED SECURITIES, INC.



   By:/s/ Lynn R. Van Horn
       Lynn R. Van Horn, President


   THE ZIEGLER COMPANIES, INC.



   By:/s/ Peter D. Ziegler
       Peter D. Ziegler, President